UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

OWC Pharmaceutical Research Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	4514760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 972 (0) 3-758-2657

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

OWC Pharmaceutical Research Corp (“OWC”) and Stenocare A/S (“Stenocare”) have signed a strategic Memorandum of Understanding (MoU) to develop and commercialize new cannabis-based medical products. The new relationship will provide market access to OWC’s technologies and will accelerate Stenocare’s long term strategy to supplement its high quality generic medical cannabis products with differentiated products that are formulated to target specific patient groups suffering from specific conditions.

The companies wish to cooperate in order to jointly develop and promote the sale and distribution of products within Stenocare’s current core markets (Denmark, Ireland) and potentially in new territories to be targeted by Stenocare. The nature of the cooperation is highly synergistic:

●	Stenocare will provide its high-quality cannabis raw materials and extensive knowledge, reputation and experience relating to supply and distribution of medical cannabis-based products in Denmark and Ireland;
●	OWC will provide its expertise in medical research and clinical trials for cannabis-based novel therapeutic products and treatments, backed by its extensive intellectual property portfolio.

The first product candidate for the partnership will be a sublingual tablet with specified medical cannabis ratios designed to meet specific needs of patients according to their diagnosis and responses to treatment. It is expected that such jointly developed products can be launched, subject to obtaining relevant approvals and licenses during 2021 and 2022.

OWC Pharmaceutical Research’s CEO Mordechai Bignitz, commented: “Stenocare is a strong match for OWC with its unique focus on pharma-grade production and distribution of medical cannabis in interesting markets. This is fully aligned with OWC’s approach to develop and commercialize products for millions of patients.”

Stenocare’s CEO, Thomas Skovlund Schnegelsberg, commented: “The prospects of working with OWC on new medical cannabis products marks an important milestone for executing our strategy. OWC has a strong track record for product development and together we have the basis for strong synergies and a fast forward opportunity towards our goal of building a leading medical cannabis brand and preferred supplier of “pharma” standard medical cannabis.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC PHARMACEUTICAL RESEARCH CORP.

	By:	/s/ Mordechai Bignitz
	Name:	Mordechai Bignitz
	Title:	Chief Executive Officer

Dated: November 13, 2019

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